Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Post-Effective Amendments, as numbered below, to the registration statements on Form N-1A, (“Registration Statement”) of our reports, as dated below, relating to the financial statements and financial highlights of ASG Diversifying Strategies Fund, ASG Global Alternatives Fund, ASG Managed Futures Strategy Fund, ASG Tactical U.S. Market Fund, Gateway Fund, Loomis Sayles Strategic Alpha Fund and McDonnell Intermediate Municipal Bond Fund, which appear in such Registration Statements.

Fund	Date of Reports	Post-Effective Amendment No.
ASG Diversifying Strategies Fund	2/24/2014	188
ASG Global Alternatives Fund	2/24/2014	188
ASG Managed Futures Strategy Fund	2/24/2014	188
ASG Tactical U.S. Market Fund	2/24/2014	188
Gateway Fund	2/24/2014	29
Loomis Sayles Strategic Alpha Fund	2/24/2014	188
McDonnell Intermediate Municipal Bond Fund	2/24/2014	188

We also consent to the references to us under the headings “Financial Highlights,” “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 28, 2014